EXHIBIT 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER PURSANT TO
EXCHANGE ACT RULE 13A-14(A)/15D-14(A) AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Ben-Tsur Joseph, Chief Executive Officer and Chief Financial Officer, hereby certifies that:

1. I have reviewed this Annual Report on Form 10-KSB/A of InrobTech Ltd.

2. Based on my knowledge, this Annual Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual Report;

3. Based on my knowledge, the financial statements, and other financial information included in this Annual Report, fairly present in all material respects the financial condition, results of operations, and cash flows of the Company as of, and for, the periods presented in this Annual Report;

4. The small business issuer's other certifying officer(s) and I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f)) for the small business issuer and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, if any, is made known to us by others within those entities, particularly during the period in which this Annual Report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and preparation of financial statements for external purposes in accordance with generally accepted accounting principals;

(c) Evaluated the effectiveness of the small business issuer disclosure's controls and procedures and presented in this Annual Report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this Report based on such evaluations; and

(d) Disclosed in this Annual Report any change in the small business issuer internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer fourth fiscal quarter in the case of any annual report) that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting;

5. The small business issuer's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Company's registered independent auditors and the audit committee of Company's Board of Directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize, and report financial data and have identified for the small business issuer's registered independent auditors any material weaknesses in internal controls; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

Date: August 6, 2008

/s/
Ben-Tsur Joseph
Chief Executive Officer
(Principal Executive Officer)
and Chief Financial Officer
(Principal Accounting Officer)